                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 2)

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   AAON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Bay Harbour Management, L.C.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             SOLICITATION OF PROXIES
                             IN CONNECTION WITH THE
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                   AAON, INC.

                              --------------------

                                 PROXY STATEMENT
                                       OF
                          Bay Harbour Management, L.C.
                          Tower Investment Group, Inc.
                             Steven A. Van Dyke and
                              Douglas P. Teitelbaum
                                885 Third Avenue
                                   34th Floor
                            New York, New York 10022
                                 (212) 371-2211

                              --------------------

         This Proxy Statement and the accompanying GOLD Annual Meeting proxy card are furnished in connection with the solicitation of proxies by Bay Harbour Management, L.C., a Florida limited liability company, ("Bay Harbour"), Tower Investment Group, Inc. ("Tower"), Steven A. Van Dyke ("Van Dyke"), and Douglas
P. Teitelbaum ("Teitelbaum" and together with Bay Harbour, Tower and Van Dyke, the "Soliciting Shareholders"), to be used at the annual meeting of shareholders of AAON, Inc., a Nevada corporation ("AAON" or the "Company"), to be held at the Company's offices, 2425 South Yukon, Tulsa, Oklahoma 74107, at 10:00 a.m. (local time) on Tuesday, May 25, 1999 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card are first being sent to shareholders on or about April 26, 1999. According to the Company's proxy materials, the Company's board of directors (the "Board") has set March 29, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                            SUMMARY AND INTRODUCTION

                  Bay Harbour is a registered investment adviser whose managed accounts hold approximately 15% of the issued and outstanding shares of AAON common stock, par value $.004 per share (the "AAON Common Stock"). Tower, a Florida corporation, is a holding company whose principal asset is its shares of Bay Harbour. Mr. Van Dyke is a principal and the President of Bay Harbour and Mr. Teitelbaum is a principal and the Portfolio Manager of Bay Harbour. Tower, and Messrs. Van Dyke and Teitelbaum are the holders, directly or indirectly, of a majority of the stock of Bay Harbour. The Soliciting Shareholders beneficially own all of the AAON Common Stock held by Bay Harbour's managed accounts. The Soliciting Shareholders are soliciting proxies for the election of Mr. Van Dyke to the Board and for the adoption of certain other proposals designed to preserve and enhance shareholders' existing corporate governance powers. The Soliciting Shareholders intend to solicit proxies for Van Dyke's election to the Board, and for the other proposals described below, in accordance with applicable proxy regulations (the "Proxy Solicitation"). In addition, in accordance with applicable proxy regulations, the Soliciting Shareholders intend to use their proxies to vote for Mr. Anthony Pantaleoni, who is one of the two individuals nominated by the Board to serve as a director. Mr. Pantaleoni is a nominee of the Company and not of the Soliciting Shareholders.

The Soliciting Shareholders believe AAON's management has done an adequate job on a day-to-day operational basis, but has failed to generate substantial investor interest in the stock. In other words, increased performance has not been matched by an increase in stock price. In February 1999, AAON reported record sales and earnings for 1998, with net income 70% greater than in 1997. Nevertheless, the Company's share price remained substantially unchanged from the time AAON announced its 1997 earnings until three weeks after the announcement of its 1998 earnings when press reports appeared speculating about increased Bay Harbour activity. In his Letter to Stockholders included in the Revised preliminary proxy materials filed by AAON on April 16, 1999 (the "Company's Revised Proxy Statement"), Mr. Norman H. Asbjornson, president of the Company, defended the performance of the AAON Common Stock with the following statement: "In 1998, AAON's stock price increased 23.14% (from $7 9/16 to $9 5/16) while the Russell 2000 Index, which is a broad index that includes many smaller capitalization stocks, decreased by 3.45%. In the first Quarter of 1999, AAON stock increased by 18.12% (from $9 5/16 to $11) while the Russell 2000 Index decreased by 5.77%."

         The Soliciting Shareholders believe that these statistics do not accurately portray the recent performance of the AAON Common Stock because:

                  o The entire increase in the market price of the AAON Common Stock during 1998 occurred during the first quarter of the year. The market price of the stock actually decreased from March 31 to December 31 1998. The Soliciting Shareholders believe that the price went up in the first quarter of 1998 because the Company's operating results in the fourth quarter of 1997 were dramatically better than its operating results in the fourth quarter of 1996. By contrast continued improvements in AAON's operating results during the balance of 1998 did not result in an increase in the price of the AAON Common Stock.

                  o The market price of the AAON Common Stock did not increase above year-end 1998 levels until March 1999. The Soliciting Shareholders believe that this increase was triggered by press reports that Mr. Van Dyke had criticized the Board for adopting a poison pill, leading to an expectation among some investors that Bay Harbour might take some action to induce the Board to pursue policies that would maximize shareholder value.

                  The Soliciting Shareholders believe that more needs to be done to enable shareholders to realize the inherent value of the Company's business and that Mr. Van Dyke would make a valuable contribution to the Board in formulating and implementing a plan to enhance shareholder value. Therefore, the Soliciting Shareholders intend to nominate Mr. Van Dyke for election to the Board at the 1999 annual meeting, and are now soliciting proxies for Mr. Van Dyke's election to the Board, and for the other proposals described below.

                  If Bay Harbour's investment objectives diverged from those of other investors, Mr. Van Dyke could potentially have a conflict of interest between his fiduciary duties as a director of the Company and his fiduciary duties to Bay Harbour's clients. However, the Soliciting Shareholders believe that Bay Harbour's investment objectives are generally consistent with those of other AAON shareholders. Bay Harbour wishes to maximize the value of the Company's shares and to explore alternatives, including strategic transactions, that may achieve that objective. However, Bay Harbour would not be in favor of AAON entering into a strategic transaction that valued AAON at less than its intrinsic value even if the transaction resulted in a short-term increase in the market price of the AAON Common Stock.

                  The Soliciting Shareholders believe that Mr. Van Dyke as a member of the Board, and in cooperation with the current management, can seek to improve the Company's relationship with the investor community and seek to identify and pursue strategic transactions that would enhance shareholder value. Mr. Van Dyke believes that securities analysts who specialize in the heating, ventilation and air conditioning ("HVAC") industry generally do not follow the Company's stock. He believes that the market price of the AAON Common Stock would be higher if the Company were able to attract the interest of securities analysts. Mr. Van Dyke favors strengthening the Company's investor relations program as part of an effort to attract the interest of securities analysts. As a director, Mr. Van Dyke would personally participate in this effort. However, he believes that at its present size, AAON may be too small to win the attention of securities analysts. Therefore, if the Company is not sold, Mr. Van Dyke believes AAON should consider acquiring or combining with other companies in the HVAC industry.
                  Mr. Van Dyke believes that an acquisition of the Company may be the way to maximize shareholder value. Recently, there has been an increase in merger and acquisition activity in the HVAC industry reflected both in transactions and expressions of interest in acquisitions by industry participants larger than AAON. The Soliciting Shareholders believe that this improved merger and acquisition climate may provide an opportunity to sell the Company at a substantial premium over its current market price. Therefore, as a director, Mr. Van Dyke would advocate approaching potential buyers to determine whether such a transaction is possible.

                  The Soliciting Shareholders have in the past approached parties not affiliated with Bay Harbour who might engage in strategic transactions with AAON, and the Soliciting Shareholders may continue to do so in the future, but to date these approaches have not led to detailed discussions or negotiations, and there is no assurance that if Mr. Van Dyke is elected to the Board and the Bylaw Amendment Proposals (defined below) are adopted, such a transaction will be effected or will result in the Company's shareholders receiving proceeds substantially greater than the current market price of the AAON Common Stock. Mr. Van Dyke intends to cooperate with current management to pursue policies that will maximize the value of the AAON Common Stock. However, if the Soliciting Shareholders are not satisfied with AAON's progress toward these goals, they may propose candidates for the three directorships to be filled at the 2000 annual meeting. If elected, these candidates and Mr.
Van Dyke would constitute a majority of the Board.

                  On March 17, 1999 Bay Harbour filed a notice with the Company that it intended to nominate Messrs. Van Dyke and Teitelbaum for election as directors, and the Soliciting Shareholders subsequently filed a preliminary proxy statement to solicit proxies to vote for both Mr. Van Dyke and Mr. Teitelbaum. The Soliciting Shareholders later concluded that the Company's shareholders were likely to support the reelection of Mr. Pantaleoni to the Board and, therefore, decided to solicit proxies for only one of their original candidates, Mr. Van Dyke. Bay Harbour does not presently intend to nominate Mr. Teitelbaum as a director at the Annual Meeting.

                  Shareholders who use the GOLD Proxy Card furnished by the Soliciting Shareholders will be able to vote for Mr. Van Dyke and one of the Company's nominees, Mr. Anthony Pantaleoni. The Company nominee for whom Soliciting Shareholders are not seeking authority to vote is William A. Bowen. Shareholders cannot vote for Mr. Van Dyke and also vote for one of the Company's nominees using the Company's proxy card. Any shareholder who wishes to vote for Mr. Van Dyke and for Mr. Bowen will be required to vote by ballot at the 1999 Annual Meeting. Shareholders should refer to the Company's proxy statement for information concerning the Company's nominees, including Mr. Pantaleoni. There is no assurance that any of the Company's nominees will serve as directors if Mr. Van Dyke is elected to the Company's Board.

                  To preserve and enhance shareholders' existing corporate governance powers, the Soliciting Shareholders will also propose that shareholders adopt amendments to the bylaws of the Company (the "Bylaws") at the Annual Meeting (the "Bylaw Amendment Proposals") that would (i) provide that the Company must hold its 2000 annual meeting by May 30, 2000 and must set a meeting date for the 2000 annual meeting by January 31, 2000, (ii) prevent the Board from changing the composition of the Board so that less than one-third of the directorships will be filled at the 2000 annual meeting, (iii) reinstate the right of a majority of the shareholders of the Company to act by written consent, (iv) repeal any bylaws adopted by the Board after March 12, 1999, the date on which the Soliciting Shareholders notified the Board of the details of the Proxy Solicitation, and (v) prevent the Board from amending the bylaws adopted by the passage of the proposals described above.

                  The Soliciting Shareholders are also soliciting proxies in opposition to the Company's proposal to amend the Company's Articles of Incorporation (the "Limitation of Liability Proposal") to limit the personal liability of directors of the Company to the fullest extent permitted by the Nevada Corporation Law. The Soliciting Shareholders oppose such an amendment to the Company's Articles of Incorporation because the Soliciting Shareholders believe that the Company's directors should be personally liable for negligence and breaches of the fiduciary duties of care and loyalty, to the extent such duties are imposed by Nevada law, whether or not such negligence or breach rises to the level of fraud, intentional misconduct or a knowing violation of law.

                  The election of Mr. Van Dyke to the Board will require a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. Adoption of the Bylaw Amendment Proposals will require the approval of a majority of the voting power present in person or by proxy at the Annual Meeting, assuming a quorum is present. Under Section 78.390 of the Nevada Revised Statutes (the "NRS"), adoption of the Limitation of Liability Proposal will require the approval of a majority of the voting power of the Company generally, or a majority of the outstanding shares. Abstentions will be considered present and entitled to vote generally at the Annual Meeting, but since they are not affirmative votes for the Bylaw Amendment Proposals, they will have the same effect as votes against the Bylaw Amendment Proposals. Broker non-votes will not be considered "voting power present" in determining the votes cast for the Bylaw Amendment Proposals, and therefore will have no effect on the outcome of Bylaw Amendment Proposals. Abstentions and broker non-votes will have no effect on the election of directors except to reduce the number of votes constituting a plurality. Since abstentions and broker non-votes are part of the general voting power of the Company, they will have the effect of votes against the Limitation of Liability Proposal.

                            REASONS FOR SOLICITATION

The Soliciting Shareholders believe that it would be desirable for AAON to explore the possibility of pursuing strategic transactions to enhance shareholder value, and have so advised the management of AAON. Such transactions could involve the acquisition of all or part of AAON, the sale of all or a material part of AAON's assets, or the purchase by AAON of companies operating in similar business lines or assets of such companies. The Soliciting

Shareholders believe it was wrong for the Board to adopt a stockholder rights plan or "poison pill" last month because this action will tend to discourage prospective purchasers from making a proposal to acquire AAON and will deny shareholders the opportunity to accept such a proposal. If Mr. Van Dyke is elected to the Board, he will work to amend the poison pill so that it can not be used to block an offer that is supported by shareholders after the Board has had an opportunity to obtain better offers or persuade shareholders that AAON should remain independent. The Soliciting Shareholders may hold discussions with other parties who might engage in such transactions with AAON and depending on their assessment of the factors listed above, participate in such a transaction with AAON by providing financing. As a director, Mr. Van Dyke would also seek to increase awareness of the Company among securities analysts who follow the HVAC industry.

                  PLEASE SUPPORT OUR EFFORTS TO ELECT THE NOMINEE TO THE BOARD. YOU ARE URGED TO VOTE IN FAVOR OF THESE PROPOSALS BY PROMPTLY SIGNING, DATING AND MAILING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE ANNUAL MEETING. THEREFORE, DO NOT SIGN ANY PROXY THAT MANAGEMENT MAY DELIVER TO YOU.

                  If you have any questions concerning this Proxy Statement or need assistance in voting your AAON Common Stock, feel free to call our proxy solicitor, Daniel H. Burch or Stanley J. Kay, Jr. at Mackenzie Partners, Inc. (the "Proxy Solicitor") toll-free at 1 800 322-2885 or Peter N. Wainman, Managing Director of Bay Harbour, at (212) 753-7538.

                              SHAREHOLDER PROPOSALS

ELECTION OF DIRECTORS

1.       PROPOSAL TO ELECT STEVEN A. VAN DYKE TO THE BOARD OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

                  Two directors are to be elected at the 1999 Annual Meeting to a three-year term ending at the 2002 Annual Meeting (or until their respective successors are duly elected and qualified). The directors will be elected by a plurality of the votes cast.

                  The Soliciting Shareholders shall nominate Mr. Van Dyke (the "Nominee") for election as director. The address of the Nominee is care of Bay Harbour, 885 3rd Avenue, 34th Floor, New York, New York 10022.

Name                             Age            Principal Occupation and Employment
Steven A. Van Dyke               39             Mr. Van Dyke has been a principal and the President of
                                                Bay Harbour and Tower since 1985. Mr. Van Dyke sits on
                                                the boards of Tops Appliance City, Inc. ("Tops") and
                                                Buckhead America Corporation, companies with a class
                                                of securities registered pursuant to Section 12 of the
                                                Exchange Act. Mr. Van Dyke also sits on the boards of
                                                Swifty Serve Corp. ("Swifty Serve")


                                       5

Name                             Age            Principal Occupation and Employment

                                                and Barney's Inc. ("Barney's"), each a non-reporting
                                                company.

                  The Nominee believes AAON's management has done an adequate job on a day-to-day operational basis, but has failed to generate substantial investor interest in the stock. In other words, increased performance has not been matched by an increase in stock price. See "SUMMARY AND INTRODUCTION" for an analysis of the recent performance of the AAON Common Stock.

                  The Nominee believes that he would make a valuable contribution to the Board in formulating and implementing a plan to enhance shareholder value.

                  The Nominee believes that it would be desirable for the Board to explore the possibility of pursuing strategic transactions to enhance shareholder value. Such transactions could involve the acquisition of all or part of AAON, the sale of all or a material part of AAON's assets, or the purchase by AAON of companies operating in similar business lines or assets of such companies. In October, 1998 Mr. Van Dyke and other representatives of the Soliciting Shareholders met with Mr. Asbjornson to discuss ways of improving the performance of the AAON Common Stock. At this meeting the representatives of the Soliciting Shareholders told Mr. Asbjornson that they believed that the Company should explore the possibility of engaging in a strategic transaction. Among the potential strategic transactions discussed at the meeting was a leveraged buy-out in which the Company would be acquired by an entity owned by the Company's management and investors. The representatives of the Soliciting Shareholders indicated, and later confirmed by letter, that they would be interested in providing financing for such a transaction. Subsequent to the meeting, the Company advised the Soliciting Shareholders that the Company was not interested in pursuing this transaction. There have been no further discussions between the Soliciting Shareholders and the Company's management of a leveraged buy-out or any other strategic transaction. The Soliciting Shareholders have no plans to seek to participate in a leveraged buyout or any other transaction with AAON although it is possible that they may participate in such a transaction in the future by providing financing to a third party not affiliated with Bay Harbour.

         The Soliciting Shareholders also believe it was wrong for the Board to adopt the Company's stockholder rights plan or "poison pill" in February. The Company's poison pill makes it economically infeasible to acquire more than 20% of the Company's stock unless the Board exercises its power to exempt the acquisition from the operation of the poison pill. Under the Company's poison pill, if anyone acquires more than 20% of the Common Stock without an exemption, all stockholders other than the acquiror can buy Company securities at a bargain price, thereby diluting the value of the shares purchased by the acquiror.

         The Soliciting Shareholders believe the poison pill will discourage prospective purchasers from making a proposal to acquire AAON without the approval of the Board, thereby denying shareholders the opportunity to accept such a proposal. In addition, given the small market capitalization of the Company, a "poison pill" may discourage many institutional investors from taking a position in the stock as their minimum possible position may be greater than the limit imposed by such a pill. The Soliciting Shareholders agree that under the right circumstances a poison pill can be beneficial to shareholders because it gives the Board the bargaining power to maximize the price paid to shareholders by an acquiror seeking control of the Company. However, the Soliciting Shareholders believe that a properly designed poison pill confers these benefits without giving the Board the power to permanently block an acquisition favored by shareholders, as the Company's existing poison pill does. Therefore, as a director, Mr. Van Dyke would advocate an amendment to the Company's poison pill that would enable holders of 10% or more of the Company's shares to require the Board to hold a referendum on an acquisition proposal. If the shareholders determined in the referendum that the offer was in their best interests, the Board would have to stop using the poison pill to block the offer. The Board could seek to win the referendum by identifying more advantageous strategic alternatives for the Company or by persuading shareholders that in this particular instance it was in the shareholders' best interests to give the Board a free hand to negotiate with the acquiror.

                  The Nominee believes that, as a member of the Board, and in cooperation with the current management, he can seek to improve the Company's relationship with the investor community and seek to identify and pursue strategic transactions that would enhance shareholder value. The Nominee intends to pursue a policy of cooperation with current management to achieve these goals.

                  The Company's Revised Proxy Statement indicates that the Company believes that the Soliciting Shareholders' plan is to take control of the Company. Company's Proxy Statement at 18. If the Nominee is elected to the Board at the Annual Meeting, the Nominee will have one of seven Board seats and will not control the Company's Board.

                  As stated earlier, the Nominee intends to work together with the Company's current management to improve the Company's relationship with the investor community and to develop a plan to maximize shareholder value.

                  If the Soliciting Shareholders propose candidates for election at the 2000 annual meeting, who together with the Nominee would constitute a majority of the Board, shareholders will have an opportunity at that time to determine whether electing any such additional Soliciting Shareholders' nominees is in the best interests of the Company.

THE BYLAW AMENDMENT PROPOSALS

2. PROPOSAL TO REQUIRE THE COMPANY TO HOLD ITS 2000 ANNUAL MEETING BY MAY 30, 2000 AND TO SET A MEETING DATE FOR THE 2000 ANNUAL MEETING BY JANUARY 31, 2000 (THE "MEETING DATE PROPOSAL")

                             (ITEM 2 ON PROXY CARD)

Shareholders are asked to consider and vote upon the following proposal to amend the Bylaws:

                  "Resolved: Article II, Section II of the Bylaws is hereby amended by removing the period from the end of the first sentence of Article II,
Section II, and adding the following language immediately after such first sentence:

                  `; provided that the annual meeting of stockholders for the year 2000 shall be held not later than May 30, 2000 and the Board of Directors shall set the date for the 2000 annual meeting and shall give public notice of such date, in each case, on or before January 31, 2000.' "

                  The purpose of the Meeting Date Proposal is to prevent the board from unduly delaying the 2000 annual meeting. Article II Section 2 of the Bylaws currently provides that the Company's annual meeting shall be held at 10:00 on the fourth Tuesday in May of each year starting with 1999, or at such later date as the Board may determine. Under Section 78.345 of the NRS if a corporation fails to elect directors within 18 months after the last election of directors, a court has jurisdiction to order the election of directors upon the application of the holders of 15% of the voting power of the corporation. Therefore, in the absence of the adoption of the Meeting Date Proposal the Board could delay the 2000 annual meeting until at least November 25, 1999. The effect of the Meeting Date Proposal would be to eliminate the Board's discretion to move the date of the 2000 annual meeting past May 30, 2000 and to require the Board to set the date on which the meeting will be held, and give notice of such meeting to the shareholders of the Company, by January 31, 2000.

3. PROPOSAL TO ENSURE THAT AT LEAST ONE THIRD OF THE DIRECTORS WILL BE ELECTED AT THE 2000 ANNUAL MEETING (THE "FAIR ELECTION PROPOSAL")

                             (ITEM 3 ON PROXY CARD)

Shareholders are asked to consider and vote upon the following proposal to amend the Bylaws:

                  "Resolved, that Article III, Section IA of the Bylaws be amended by inserting the following language at the end of the existing Article III, Section IA of the Bylaws:

                  `If the Board of Directors changes the total number of directors, the Board of Directors shall classify the directors in accordance with the first sentence of this Section 1A; provided that not less than one-third of the number of the whole Board of Directors shall be elected at the annual meeting for the year 2000.' "

                  The purpose of the Fair Election Proposal is to assure that shareholders have an opportunity to elect directors at the 2000 annual meeting who together with Mr. Van Dyke would constitute a new Board majority. Until 1997 shareholders elected the entire Board at each Annual Meeting. In that year the Board unilaterally amended the Bylaws to create a "staggered board" in which one third of the directors are elected at each annual meeting. As a result of this amendment a shareholder vote at two annual meetings is required to elect a new Board majority.

                  The Soliciting Shareholders believe that the Company should not have created a staggered board without shareholder approval. Given the Board's track record on this issue, the Soliciting Shareholders are concerned that the existing Board majority may seek to extend from two to three years the time period required for shareholders to elect a new Board majority. The Fair Election Proposal would prevent the Board from taking this step.

                  The Company's charter provides, in accordance with Section
78.115 of the NRS, that the Board may vary the number of directors between a fixed minimum of three and a fixed maximum of nine. Currently the Board has fixed the number of directors at seven by resolution, and, by amending the Bylaws, has divided the seven directors into three classes: one class of two directors whose terms expire at the Annual Meeting, one class of three directors whose terms expire at the 2000 annual meeting and one class of two directors (to be elected at the Annual

Meeting) whose terms expire at the 2001 annual meeting. The effect of the Fair Election Proposal will be to ensure that, regardless of any changes the Board may make by resolution to the number of directors, the directorships to be filled at the 2000 annual meeting, together with the two directorships to be filled at the Annual Meeting, will constitute at least a majority of the whole Board as then constituted.

4. PROPOSAL TO REINSTATE SHAREHOLDERS' ABILITY TO ACT BY WRITTEN CONSENT (THE "CONSENT ACTION PROPOSAL")

                             (ITEM 4 ON PROXY CARD)

Shareholders are asked to consider and vote upon the following proposal to amend the Bylaws:

                  "Resolved, that Article II, Section 10 of the Bylaws be replaced in its entirety with the following language:

                  `Any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding the voting power required by law.' "

                  The purpose of the Consent Action Proposal is to allow shareholders more flexibility in exercising their powers in corporate governance matters. On February 18, 1999, the Board amended Article II, Section 10 of the Bylaws to eliminate the power of the shareholders to act by written consent. The effect of the Consent Action Proposal would be to restore to shareholders the power to act by written consent of the shareholders holding the voting power required by Section 78.320(b)(2) of the NRS.

                  The Consent Action Proposal would have the effect of allowing shareholders to take action outside an annual meeting without the substantial delay now required. Under the current Bylaws, the only way shareholders can take action outside of an annual meeting is for a majority of the shareholders to call a special meeting of shareholders. This requires the initiating shareholders to engage in two separate and successive solicitations of shareholders, both involving filings with the Securities and Exchange Commission (the "Commission"). First, the initiating shareholders must prepare and file solicitation materials with the Commission to solicit agent designations from a majority of the shareholders to call a special meeting. If the solicitation is successful, the shareholders must then file a set of proxy materials with the Commission to solicit proxies for the action desired to be taken at such a meeting.

                  If the Consent Action Proposal were adopted, shareholders could take action outside an annual meeting through a single solicitation. The initiating shareholders could file consent solicitation materials with the Commission and solicit consents from shareholders holding a majority of the voting power of the Company.

                  Action by consent eliminates the additional delay associated with actually waiting for the meeting date to hold the shareholders vote. Action by consent is effective when shareholders holding a majority of the voting power return to either the initiating shareholders or the Company executed consents that are not revoked by a later dated consent.

                  If the Company had a majority shareholder, or if the initiating shareholders could garner the support of a shareholders holding a majority of the voting power of the Company without soliciting more than 10 shareholders, then under the Consent Action Proposal, such a shareholder or shareholders could take action by written consent without filing proxy materials with the Commission or soliciting the consents of other shareholders. As a result action by consent could be taken without any advance notice to management or the Board or the Company's public shareholders. However, the Soliciting Shareholders believe that such an occurrence is highly unlikely since each of the Company's largest shareholders owns less than 20% of the AAON Common Stock. If a small number of large shareholders banded together to do a consent solicitation, without filing under the SEC proxy rules, they would run the risk of triggering the Company's poison pill with disastrous consequences for the value of their investment in the Company.

5. PROPOSAL TO REPEAL ANY BYLAWS ADOPTED BY THE BOARD SINCE MARCH 12, 1999 (THE "BYLAW REPEAL PROPOSAL")

                             (ITEM 5 ON PROXY CARD)

Shareholders are asked to consider and vote upon the following proposal to amend the Bylaws:

                  "Resolved, that a new Section 2 be added to Article VIII of the Bylaws, which would read as follows:

                  `Section 2. Any bylaws adopted by the Board of Directors between March 12, 1999 and the date of the adoption of this
                  Section 2 are repealed and are of no force and effect as of the date of the adoption of this Section 2.' "

                  The purpose of the Bylaw Repeal Proposal is to prevent the Board from interfering with the implementation of the proposals to be voted upon by the shareholders at the Annual Meeting by amending the Bylaws in advance of such shareholder action. Section 78.120 of the NRS provides that the Board may amend the Bylaws subject to bylaws adopted by shareholders. Therefore the effect of the Bylaw Repeal Proposal would be to repeal any Bylaws enacted by the Board after March 12, 1999. The Soliciting Shareholders disagree with the claim in the Company's Proxy Statement that the Bylaw Repeal Proposal "in, effect, strips the Board of its power to amend the Bylaws." Any Bylaw amendments validly adopted by the Board prior to the Annual Meeting would remain in effect unless and until the Bylaw Repeal Proposal is adopted. If the Board adopts any such Bylaw amendments before the Annual Meeting, it will have an opportunity to inform shareholders of the benefits of these amendments and to attempt to persuade shareholders to vote against the Bylaw Repeal Proposal.

6. PROPOSAL TO PREVENT THE BOARD FROM AMENDING ANY BYLAWS ADOPTED BY SHAREHOLDERS BY PASSAGE OF THE RESOLUTIONS SET FORTH IN THIS PROXY STATEMENT (THE "BYLAW AMENDMENT PROPOSAL")

                             (ITEM 6 ON PROXY CARD)

Shareholders are asked to consider and vote upon the following proposal to amend the Bylaws:

                  "Resolved, that Article VIII, Section 1 of the Bylaws be amended by removing the period at the end thereof and inserting the following language at the end thereof:

                  `; provided, however, that without the approval of stockholders no amendment shall be made to these Bylaws that would have the effect of altering, amending or repealing any of the following sections of these Bylaws: Article II, Section 2; Article III, Section 1A; Article II, Section 10; Article VIII, Section 1; and Article VIII, Section 2.' "

                  The purpose of the Bylaw Amendment Proposal it to prevent the Board from interfering with the implementation of the proposals being voted upon by the shareholders at the Annual Meeting by amending the Bylaws after such shareholder action is taken. In accordance with Section 78.120, the effect of the Bylaw Amendment Proposal would be to prohibit the Board from amending
Article II, Section 2; Article III, Section 1A; Article II, Section 10; Article VIII, Section 1; and Article VIII, Section 2 of the Bylaws without the approval of a majority of the voting power present at any meeting of stockholders at which a quorum is present.

8.       MANAGEMENT PROPOSAL: THE LIMITATION OF LIABILITY PROPOSAL.

                           (ITEM 8 ON THE PROXY CARD)

                  The Company has proposed that shareholders adopt an amendment to the Company's Articles of Incorporation to limit the personal liability of the Company's directors to the fullest extent permitted by Nevada law. The Soliciting Shareholders OPPOSE the adoption of the Limitation of Liability Proposal. The text of the proposed amendment reads as follows:

                  `No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law. If the Nevada General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.'

                  The effect of the proposed amendment would limit the personal liability of the Company's directors to the fullest extent permitted by the NRS. If the proposed amendment were adopted, the Company's directors would not be liable to shareholders for negligence or for breaches of the fiduciary duties of care and loyalty to the extent such duties are imposed by

Nevada law unless such negligence or breach rose to the level of fraud, intentional misconduct or a knowing violation of law.

                  The Soliciting Shareholders oppose such an amendment to the Company's Articles of Incorporation because the Soliciting Shareholders believe that the Company's directors should be personally liable for negligence and breaches of the fiduciary duties of care and loyalty.

                  Approval of the Limitation of Liability Proposal will require the approval of a majority of the voting power of the Company generally, or a majority of the Company's outstanding shares.

                  The Soliciting Shareholders recommend that that shareholders vote AGAINST approval of the Limitation of Liability Proposal.

                                  REQUIRED VOTE

                  Under Article II, Section 6 of the Bylaws, the vote of the holders of a majority of the stock having voting power present in person or by proxy at a meeting of stockholders at which a quorum is present is required to adopt proposals 2 through 6, the Bylaw Amendment Proposals. Under 78.330, directors are elected by a plurality of the votes cast at the election. Under
Section 78.390 of the NRS, adoption of the Limitation of Liability Proposal will require the approval of a majority of the voting power of the Company generally, or a majority of the Company's outstanding shares. The presence in person or by proxy at a meeting of shareholders of the holders of at least 33-1/3% of the issued and outstanding shares entitled to vote thereat constitutes a quorum. Abstentions will be considered present and entitled to vote generally at the Annual Meeting, but since they are not affirmative votes for the Bylaw Amendment Proposals, they will have the same effect as votes against proposals 2 through
6. Broker non-votes will not be considered "voting power present" in determining the votes cast for the Bylaw Amendment Proposals, and therefore will have no effect on the outcome of the vote on proposals 2 through 6. Abstentions and broker non-votes will have no effect on the election of directors except to reduce the number of votes constituting a plurality. Since abstentions and broker non-votes are part of the general voting power of the Company, they will have the effect of votes against the Limitation of Liability Proposal.

                         CERTAIN INFORMATION CONCERNING
                                   THE NOMINEE
                             AND OTHER PARTICIPANTS
                               IN THE SOLICITATION

                  The Soliciting Shareholders each beneficially own 927,390 shares of AAON Common Stock, including 100 shares of AAON Common Stock held of record by Bay Harbour. For purposes of disclosing the number of shares beneficially owned by each of the Soliciting Shareholders, (A) Van Dyke and Teitelbaum are deemed to beneficially own all shares of AAON Common Stock that are beneficially owned by Tower and Bay Harbour and (B) Tower is deemed to beneficially own all shares of AAON Common Stock that are beneficially owned by Bay Harbour. The 927,390 shares of AAON Common Stock held by Bay Harbour and beneficially owned by Van Dyke, Teitelbaum, Tower and Bay Harbour are held for the benefit of certain investment partnerships and managed accounts over which Van Dyke, Teitelbaum, Tower and Bay Harbour control the power to (i) direct the voting of such shares of AAON Common Stock and (ii) dispose of such shares of AAON Common Stock. The limited partners of the investment partnerships and the investors in the managed accounts for which Bay Harbour acts as an investment adviser have the right to participate in the receipt of dividends from, or proceeds from the sale of, securities held by their funds or accounts, as the case may be. Other than Trophy Hunter Investments, Ltd., no such fund, single limited partner of any of such funds nor any investor in a managed account has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, shares of AAON Common Stock representing more than five percent of the outstanding AAON Common Stock.

                  Except as set forth in this Proxy Statement or in the Schedules hereto, to the best knowledge of the Soliciting Shareholders, no participant in this solicitation or any associate thereof (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company,
(v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, to the best knowledge of the Soliciting Shareholders, none of the participants and any associate or immediate family member of any participant has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

                                  VOTING RIGHTS

                  According to the Company's annual report on Form 10-K for the period ending December 31, 1998 (the "1998 10-K"), 6,225,449 shares of AAON Common Stock were outstanding as of at March 1, 1999. Only holders of record as of the close of business on March 29, 1999 will be entitled to vote at the Annual Meeting. The Soliciting Shareholders intend to vote all shares of AAON Common Stock beneficially owned by them in favor of the proposals set forth herein. The Soliciting Shareholders are not aware of any matter to be considered at the Annual Meeting that entitles shareholders to rights of appraisal or other similar rights of dissenters.

                              SHAREHOLDER PROPOSALS

                  According to the Company's proxy statement, proposals of security holders intended to be presented at the Company's 2000 annual meeting must be received by the Company by December 23, 1999 in order to be included in the Company's 2000 proxy statement.

                  However, according to the Company's Proxy Statement, a stockholder who otherwise intends to present business at the 2000 annual meeting of stockholders, including nominations of persons to the Company's Board of Directors, must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for the Company's Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a stockholder proposal or nomination for the 2000 annual meeting of stockholders, submitted other than pursuant to Rule 14a-8, will be untimely if given before February 25, 2000 or after March 26, 2000. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed between February 25, 2000 and March 26, 2000. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

                               GENERAL INFORMATION

                  This Proxy Statement and the accompanying GOLD Proxy Card are first being made available to shareholders on or about April 26, 1999. Executed Proxies will be solicited by mail advertisement, telephone, telecopier and in person. Solicitation will be made by Messers. Van Dyke and Teitelbaum, and Peter
N. Wainman, Managing Director of Bay Harbour, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. Bay Harbour has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Bay Harbour will reimburse these record holders for their reasonable out-of-pocket expenses.

                  In addition, Bay Harbour has retained the Proxy Solicitor to solicit proxies in connection with the Annual Meeting for which the Proxy Solicitor will be paid a fee of approximately $75,000 and will be reimbursed for its reasonable expenses. The Proxy Solicitor will employ approximately 35 people in its efforts. Costs incidental to this solicitation include expenditures for printing, postage, legal and related expenses and are expected to be approximately $175,000. The total costs incurred to date in connection with this solicitation are not in excess of $125,000. Bay Harbour will bear the cost of the Solicitation.

                         OTHER MATTERS TO BE CONSIDERED
                              AT THE ANNUAL MEETING

                  According to the Company's Proxy Statement, the Company will also ask shareholders to consider and vote on certain amendments to the Company's stock option plan (the "Stock Option Plan Proposal"). Shareholders are referred to the Company's Proxy Statement for information regarding the Stock Option Plan Proposal. The Soliciting Shareholders have included the Stock Option Plan Proposal on their proxy card to give shareholders the opportunity to vote for or against, or to abstain from voting with respect to, the Stock Option Plan Proposal. If no marking is made on the Soliciting Shareholders' proxy card with respect to the Stock Option Plan Proposal, the card will be deemed to be a direction to vote for the Stock Option Plan Proposal. The Soliciting Shareholders are not aware of other matters to be considered at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Soliciting Shareholders will vote their AAON Common Stock and all proxies held by them in accordance with his best judgment with respect to such matters.

                 CERTAIN OTHER INFORMATION REGARDING THE COMPANY

                  Shareholders are referred to the Company's Proxy Statement with respect to other information related to beneficial ownership of the Company's securities, including information regarding the beneficial ownership of the AAON Common Stock, any arrangements regarding the AAON Common Stock, the operation of which may result in a change of control of the Company, and any change of control of the Company that may have occurred since the beginning of the Company's last fiscal year and information regarding the Company's stock option and other incentive compensation plans.

                              VOTING OF PROXY CARDS

                  Shares of AAON Common Stock represented by properly executed GOLD Proxy Cards will be voted at the Annual Meeting as marked, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, including all motions for an adjournment or postponement of Annual Meeting, unless otherwise indicated in the Proxy Statement.

                  IF YOU WISH TO VOTE FOR THE PROPOSAL AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE.

                         REVOCABILITY OF SIGNED PROXIES

                  A proxy executed by a holder of the AAON Common Stock may be revoked at any time before its exercise by sending a written revocation of such proxy, by submitting another proxy with a later date marked on it or by appearing in person at the Annual Meeting and voting. A written revocation must clearly state that the proxy to which it relates is no longer effective and must be executed and delivered prior to the time that the action authorized by the executed proxy is taken. The written revocation may be delivered either to the Soliciting Shareholders or the Secretary of the Company. Although a written revocation or later dated proxy delivered only to AAON will be effective, the Soliciting Shareholders request that a written revocation or subsequent proxy also be delivered to the Soliciting Shareholders so that they will be aware of such written revocation.

                  THE RETURN OF A SIGNED AND DATED GOLD PROXY CARD WILL FULLY REVOKE ANY PREVIOUSLY DATED PROXY YOU MAY HAVE RETURNED. THE LATEST DATED PROXY IS THE ONE THAT COUNTS.

                  YOUR VOTE IS IMPORTANT. IT WILL HELP DECIDE WHETHER THE SHAREHOLDERS WILL HAVE AN ADEQUATE VOICE IN THE AFFAIRS OF THE COMPANY. PLEASE MARK, SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT PROMPTLY IN THE PROVIDED POSTAGE-PAID ENVELOPE.

                                         BAY HARBOUR MANAGEMENT, L.C.
                                         TOWER INVESTMENT GROUP, INC.
                                         STEVEN A. VAN DYKE
                                         DOUGLAS P. TEITELBAUM

                  IF YOUR SHARES OF AAON COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A PROXY WITH RESPECT TO YOUR AAON COMMON STOCK.

ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF AAON COMMON STOCK.

                                   SCHEDULE I

                 INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
          OFFICERS OF BAY HARBOUR AND TOWER AND THEIR ADVISORS THAT MAY
                   PARTICIPATE IN THE SOLICITATION OF PROXIES

                  The name, business address, and present principal occupation or employment of each of the directors and executive officers of Bay Harbour and Tower and their advisors and certain other employees and representatives of Bay Harbour that may participate in the solicitation of proxies are set forth below. Unless otherwise indicated, the principal business address of each director or executive officer of Bay Harbour and Tower is 885 Third Avenue, 34th Floor, New York, New York 10022.

           PARTICIPANT DIRECTORS AND EXECUTIVE OFFICERS OF BAY HARBOUR

                                           Present Office or Other
Name                                       Principal Occupation or Employment
----                                       ----------------------------------
Steven A. Van Dyke                         President and Principal
Douglas P. Teitelbaum                      Portfolio Manager and Principal
Peter N. Wainman                           Managing Director

                                   SCHEDULE II

                  The following tables set forth information with respect to all purchases and sales of AAON Common Stock by the participants in this solicitation and their affiliates during the past two years. Except as set forth below, the participants have not purchased or sold securities of the Company within the past two years.

Purchase Date            Quantity           Price Per Share            Purchasing Entity
-------------            --------           ---------------            -----------------
5/1/97                   2,500              6.51                       Bay Harbour Management L.C.
5/6/97                   1,000              6.85                       Bay Harbour Management L.C.
5/8/97                   5,000              7.01                       Bay Harbour Management L.C.
5/20/97                  5,000              7.01                       Bay Harbour Management L.C.
6/12/97                  6,500              8.79                       Bay Harbour Management L.C.
6/13/97                  5,000              8.63                       Bay Harbour Management L.C.
6/19/97                  5,000              8.22                       Bay Harbour Management L.C.
6/23/97                  1,200              8.28                       Bay Harbour Management L.C.
6/29/97                  3,000              6.00                       Bay Harbour Managed Account
7/1/97                   3,000              8.36                       Bay Harbour Managed Account
7/7/97                   5,000              8.36                       Bay Harbour Management L.C.
7/8/97                   1,500              8.37                       Bay Harbour Management L.C.
7/17/97                  2,500              8.24                       Bay Harbour Management L.C.
7/23/97                  3,500              8.11                       Bay Harbour Management L.C.
8/21/97                  6,300              7.88                       Bay Harbour Management L.C.
9/10/97                  4,900              8.76                       Bay Harbour Management L.C.
9/15/97                  3,900              8.73                       Bay Harbour Management L.C.
9/18/97                  6,500              8.67                       Bay Harbour Management L.C.
9/22/97                  5,000              8.67                       Bay Harbour Management L.C.
9/24/97                  16,300             8.63                       Bay Harbour Management L.C.
10/2/97                  13,400             9.50                       Bay Harbour Management L.C.
10/3/97                  5,000              9.44                       Bay Harbour Management L.C.
10/6/97                  5,000              9.44                       Bay Harbour Management L.C.
10/7/97                  5,000              9.44                       Bay Harbour Management L.C.
10/8/97                  2,500              9.06                       Bay Harbour Management L.C.
10/9/97                  2,000              9.19                       Bay Harbour Management L.C.
10/14/97                 4,000              8.57                       Bay Harbour Management L.C.
10/14/97                 1,000              8.60                       Bay Harbour Management L.C.
10/15/97                 5,000              8.57                       Bay Harbour Management L.C.
10/28/97                 2,500              8.06                       Bay Harbour Management L.C.
11/13/97                 2,000              6.94                       Bay Harbour Management L.C.
11/14/97                 5,000              7.06                       Bay Harbour Management L.C.
12/5/97                  2,000              7.31                       Bay Harbour Managed Account
12/15/97                 6,500              8.06                       Bay Harbour Management L.C.
1/12/98                  3,500              7.19                       Bay Harbour Management L.C.
1/13/98                  3,000              7.60                       Bay Harbour Management L.C.
1/15/98                  1,500              7.69                       Bay Harbour Management L.C.
1/20/98                  6,500              8.02                       Bay Harbour Management L.C.
1/21/98                  1,000              8.31                       Bay Harbour Managed Account
1/21/98                  500                8.31                       Bay Harbour Management L.C.

Purchase Date            Quantity           Price Per Share            Purchasing Entity
-------------            --------           ---------------            -----------------

1/21/98                  500                8.31                       Bay Harbour Management L.C.
1/29/98                  1,000              8.06                       Bay Harbour Managed Account
1/29/98                  1,000              8.06                       Bay Harbour Management L.C.
2/19/98                  2,000              9.56                       Bay Harbour Management L.C.
2/20/98                  3,000              9.56                       Bay Harbour Management L.C.
3/3/98                   4,000              9.15                       Bay Harbour Management L.C.
3/6/98                   1,900              9.31                       Bay Harbour Management L.C.
3/19/98                  7,000              9.19                       Bay Harbour Management L.C.
3/19/98                  7,000              9.19                       Bay Harbour Management L.C.
3/19/98                  6,000              9.19                       Bay Harbour Management L.C.
4/8/98                   11,600             10.93                      Bay Harbour Management L.C.
4/8/98                   10,000             10.88                      Bay Harbour Management L.C.
4/13/98                  10,000             11.13                      Bay Harbour Management L.C.
4/16/98                  4,500              11.31                      Bay Harbour Management L.C.
4/16/98                  500                11.31                      Bay Harbour Management L.C.
4/20/98                  9,100              11.25                      Bay Harbour Management L.C.
4/22/98                  5,000              11.19                      Bay Harbour Management L.C.
4/23/98                  5,000              11.25                      Bay Harbour Management L.C.
4/24/98                  4,000              11.26                      Bay Harbour Management L.C.
4/27/98                  5,000              11.13                      Bay Harbour Management L.C.
4/27/98                  5,000              11.13                      Bay Harbour Management L.C.
4/28/98                  2,000              11.19                      Bay Harbour Management L.C.
4/29/98                  5,500              11.19                      Bay Harbour Management L.C.
5/4/98                   2,500              11.31                      Bay Harbour Management L.C.
5/5/98                   3,500              11.20                      Bay Harbour Management L.C.
5/5/98                   7,500              11.37                      Bay Harbour Management L.C.
5/11/98                  5,000              11.32                      Bay Harbour Management L.C.
5/18/98                  15,000             11.27                      Bay Harbour Management L.C.
5/19/98                  5,000              11.31                      Bay Harbour Management L.C.
5/19/98                  6,000              11.07                      Bay Harbour Management L.C.
5/20/98                  10,000             11.31                      Bay Harbour Management L.C.
5/20/98                  10,000             11.31                      Bay Harbour Management L.C.
5/20/98                  7,500              11.31                      Bay Harbour Management L.C.
5/21/98                  5,000              11.25                      Bay Harbour Management L.C.
5/21/98                  5,000              11.19                      Bay Harbour Management L.C.
5/22/98                  10,000             11.31                      Bay Harbour Management L.C.
5/22/98                  2,500              11.25                      Bay Harbour Management L.C.
5/22/98                  15,000             11.31                      Bay Harbour Management L.C.
5/22/98                  2,500              11.25                      Bay Harbour Management L.C.
5/26/98                  12,500             11.09                      Bay Harbour Management L.C.
5/26/98                  12,500             11.09                      Bay Harbour Management L.C.
5/26/98                  4,000              11.20                      Bay Harbour Management L.C.
5/27/98                  4,000              10.82                      Bay Harbour Management L.C.
6/1/98                   20,000             10.23                      Bay Harbour Management L.C.
6/1/98                   2,500              10.24                      Bay Harbour Management L.C.
6/1/98                   22,500             10.23                      Bay Harbour Management L.C.
6/9/98                   5,000              10.62                      Bay Harbour Management L.C.
6/15/98                  900                10.48                      Bay Harbour Management L.C.

Purchase Date            Quantity           Price Per Share            Purchasing Entity
-------------            --------           ---------------            -----------------

6/15/98                  900                10.48                      Bay Harbour Management L.C.
6/17/98                  5,000              10.54                      Bay Harbour Management L.C.
6/17/98                  10,000             10.54                      Bay Harbour Management L.C.
6/24/98                  4,000              10.13                      Bay Harbour Management L.C.
6/24/98                  6,000              10.13                      Bay Harbour Management L.C.
7/6/98                   5,000              10.31                      Bay Harbour Management L.C.
7/7/98                   3,000              10.31                      Bay Harbour Management L.C.
7/7/98                   3,000              10.31                      Bay Harbour Management L.C.
7/7/98                   4,000              10.31                      Bay Harbour Management L.C.
7/9/98                   6,000              10.38                      Bay Harbour Management L.C.
7/9/98                   6,000              10.38                      Bay Harbour Management L.C.
7/9/98                   3,000              10.39                      Bay Harbour Management L.C.
7/9/98                   2,000              10.56                      Bay Harbour Management L.C.
7/15/98                  10,000             10.31                      Bay Harbour Management L.C.
7/27/98                  3,000              10.32                      Bay Harbour Management L.C.
7/27/98                  3,000              10.32                      Bay Harbour Management L.C.
7/27/98                  4,000              10.32                      Bay Harbour Management L.C.
7/31/98                  4,000              9.70                       Bay Harbour Management L.C.
7/31/98                  10,000             9.82                       Bay Harbour Management L.C.
7/31/98                  5,000              10.07                      Bay Harbour Management L.C.
8/4/98                   13,000             9.69                       Bay Harbour Management L.C.
8/5/98                   11,300             9.57                       Bay Harbour Management L.C.
8/5/98                   6,000              9.69                       Bay Harbour Management L.C.
8/6/98                   3,000              9.32                       Bay Harbour Management L.C.
8/7/98                   5,000              9.69                       Bay Harbour Management L.C.
8/10/98                  4,000              9.70                       Bay Harbour Management L.C.
8/12/98                  5,600              9.87                       Bay Harbour Management L.C.
8/12/98                  7,800              9.87                       Bay Harbour Management L.C.
8/12/98                  4,100              9.87                       Bay Harbour Management L.C.
8/13/98                  2,000              9.58                       Bay Harbour Management L.C.
8/13/98                  4,500              9.70                       Bay Harbour Management L.C.
8/17/98                  3,000              9.57                       Bay Harbour Management L.C.
8/18/98                  8,000              9.57                       Bay Harbour Management L.C.
8/18/98                  2,500              9.33                       Bay Harbour Management L.C.
8/20/98                  10,000             8.82                       Bay Harbour Management L.C.
8/24/98                  10,000             8.81                       Bay Harbour Management L.C.
8/25/98                  2,500              8.64                       Bay Harbour Management L.C.
8/25/98                  7,000              8.81                       Bay Harbour Management L.C.
8/26/98                  5,000              8.76                       Bay Harbour Management L.C.
8/31/98                  10,000             8.07                       Bay Harbour Management L.C.
8/31/98                  10,000             7.82                       Bay Harbour Management L.C.
9/1/98                   1,100              7.56                       Bay Harbour Management L.C.
9/16/98                  6,000              8.06                       Bay Harbour Management L.C.
9/18/98                  2,000              8.06                       Bay Harbour Management L.C.
9/21/98                  2,000              8.44                       Bay Harbour Management L.C.
9/22/98                  5,000              8.44                       Bay Harbour Management L.C.
9/25/98                  25,000             7.81                       Bay Harbour Management L.C.
9/29/98                  7,000              7.56                       Bay Harbour Management L.C.

Purchase Date            Quantity           Price Per Share            Purchasing Entity
-------------            --------           ---------------            -----------------

9/30/98                  2,000              7.94                       Bay Harbour Management L.C.
10/6/98                  2,100              8.06                       Bay Harbour Management L.C.
10/13/98                 2,000              8.06                       Bay Harbour Management L.C.
10/14/98                 4,100              8.31                       Bay Harbour Management L.C.
10/21/98                 2,500              8.56                       Bay Harbour Management L.C.
10/22/98                 2,500              8.69                       Bay Harbour Management L.C.
11/2/98                  4,000              9.31                       Bay Harbour Management L.C.
11/3/98                  5,000              9.31                       Bay Harbour Management L.C.
11/4/98                  6,300              9.44                       Bay Harbour Management L.C.
11/4/98                  1,700              9.44                       Bay Harbour Management L.C.
11/12/98                 3,000              9.44                       Bay Harbour Management L.C.
11/20/98                 2,000              10.00                      Bay Harbour Management L.C.
11/30/98                 1,100              9.30                       Bay Harbour Management L.C.
12/23/98                  10,000            9.44                       Bay Harbour Management L.C.
12/29/98                 1,700              9.88                       Bay Harbour Management L.C.
12/30/98                 2,000              9.62                       Bay Harbour Management L.C.
1/4/99                   5,000              10.03                      Bay Harbour Management L.C.
1/5/99                   4,000              10.06                      Bay Harbour Management L.C.
1/6/99                   10,000             10.00                      Bay Harbour Management L.C.
1/11/99                  5,000              9.94                       Bay Harbour Management L.C.
1/12/99                  4,400              10.06                      Bay Harbour Management L.C.
1/12/99                  3,100              10.06                      Bay Harbour Management L.C.
1/13/99                  1,890              9.81                       Bay Harbour Management L.C.
1/20/99                  1,800              9.81                       Bay Harbour Management L.C.
1/21/99                  3,500              9.56                       Bay Harbour Management L.C.
1/26/99                  2,000              9.56                       Bay Harbour Management L.C.
1/27/99                  10,000             9.24                       Bay Harbour Management L.C.
1/28/99                  1,000              9.31                       Bay Harbour Management L.C.
2/5/99                   1,000              9.81                       Bay Harbour Management L.C.
2/22/99                  10,000             9.62                       Bay Harbour Management L.C.
2/26/99                  5,000              8.62                       Bay Harbour Management L.C.
3/2/99                   6,300              8.76                       Bay Harbour Management L.C.
3/9/99                   5,000              10.06                      Bay Harbour Management L.C.
3/9/99                   2,000              10.06                      Bay Harbour Management L.C.
3/12/99                  5,000              9.94                       Bay Harbour Management L.C.
3/18/99                  4,100              10.01                      Bay Harbour Management L.C.
3/19/99                  3,700              10.01                      Bay Harbour Management L.C.
3/29/99                  6,300              11.32                      Bay Harbour Management L.C.
3/31/99                  20,000             11.06                      Bay Harbour Management L.C.
                         927,390

                                    IMPORTANT

                  Your proxy is important. No matter how many shares you own, please give the Soliciting Shareholders your proxy FOR approval of the his Proposals by:

                  MARKING the enclosed GOLD Annual Meeting proxy card,

                  SIGNING the enclosed GOLD Annual Meeting proxy card,

                  DATING the enclosed GOLD Annual Meeting proxy card and

                  MAILING the enclosed GOLD Annual Meeting proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

                  If you have already submitted a proxy to AAON for the Annual Meeting, you may change your vote to a vote FOR the Soliciting Shareholders' Proposals by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to AAON. Only your latest dated proxy for the Annual Meeting will count at such meeting.

If you have any question or require any addition information concerning this Proxy Statement or the proposals by the Soliciting Shareholders, please contact the Proxy Solicitor at the address and telephone number set forth below.

IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE GOLD ANNUAL MEETING PROXY CARD.

                                   AAON, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 25, 1999

            THIS PROXY IS SOLICITED BY BAY HARBOUR MANAGEMENT, L.C.,
  TOWER INVESTMENT GROUP, INC., STEVEN A. VAN DYKE, AND DOUGLAS P. TEITELBAUM

                  IN OPPOSITION TO THE AAON BOARD OF DIRECTORS

    The undersigned shareholder of AAON, Inc. ("AAON") hereby appoints Steven A. Van Dyke, Douglas P. Teitelbaum, and Daniel H. Burch each of them with full power of substitution, to vote all shares of AAON Common Stock, par value $0.004 per share, of AAON that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of AAON to be held on May 25, 1999, and at any adjournments or postponements thereof as indicated below and in the discretion of the proxies, and upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

           THE SOLICITING SHAREHOLDERS RECOMMEND A VOTE FOR PROPOSALS
                   1 THROUGH 7 AND A VOTE AGAINST PROPOSAL 8.

1.   Election of Directors
A. Soliciting Shareholder Nominee--election of Steven A. Van Dyke to the AAON Board of Directors.

/ /    FOR nominee                 / /    WITHHOLD AUTHORITY for nominee

B. Company Nominee: The Soliciting Shareholders intend to use this proxy to vote for one of two individuals who have been nominated by the Company to serve as a director. The individual the Soliciting Shareholders intend to vote for is the Company nominee NOT named below (the "Additional Nominee"). You may withhold authority to vote for the Additional Nominee by writing the name of the Additional Nominee in the space below. Please refer to management's Proxy Statement for the 1999 Annual Meeting for the names, backgrounds, qualifications and other information concerning the Company's nominees, including the Additional Nominee. There is no assurance that any of the Company's nominees will serve as directors if Mr. Van Dyke is elected to the Board.

    The Company's nominee with respect to whom the Soliciting Shareholders are NOT seeking authority to vote for and WILL NOT exercise any such authority is William A. Bowen.

    INSTRUCTION: To withhold authority to vote for the election of the Additional Nominee, write his name on the line provided below.

------------------------------------------------------------

2. To amend the bylaws to require the Company to hold its 2000 annual meeting by May 30, 2000 and to set a meeting date for the 2000 annual meeting by January 31, 2000 (the "Meeting Date Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To amend the bylaws to ensure that at least one third of the directors will be elected at the 2000 annual meeting (the "Fair Election Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To amend the bylaws to reinstate shareholders' ability to act by written consent (the "Consent Action Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. To repeal any bylaws adopted by the board of directors since March 12, 1999 (the "Bylaw Repeal Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6. To amend the bylaws to prevent the Board from amending any Bylaws adopted by shareholders by passage of the resolutions set forth in the accompanying proxy statement (the "Bylaw Amendment Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

MANAGEMENT PROPOSALS
7.  To amend the Company's Stock Option Plan (the "Stock Option Plan
Proposal").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

8. To amend the Company's Articles of Incorporation of the Company to limit the personal liability of directors of the Company to the fullest extent allowed under the Nevada Corporation Law (the "Limitation of Liability Proposal").

/ /  AGAINST   / /  FOR       / /  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSALS 1 THROUGH 7 (INCLUDING THE ELECTION OF THE ADDITIONAL NOMINEE) AND A VOTE AGAINST PROPOSAL 8 AND IN THE DISCRETION OF THE PROXIES, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                           -------------------------------------
                                           (Date)

                                           -------------------------------------
                                           (Signature)

                                           -------------------------------------
                                           (Title)

                                           -------------------------------------
                                           (Signature, if held jointly)

                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing an attorney, executor,
                                           administrator, trustee, guardian,
                                           corporate officer or partner, please
                                           give full title as such. If a
                                           corporation, please sign in corporate
                                           name by President or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person. This Proxy votes
                                           all shares held in all capacities.

                   PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY